Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Rasmus van der Colff	Alex Andrianopoulos
Guidance Software, Inc.	Guidance Software, Inc.
626-768-4607	626-229-9191
investorrelations@guidancesoftware.com	newsroom@guidancesoftware.com

Guidance Software Reports 2013 Fourth Quarter and Full Year Financial Results

•	Q4 2013: Revenue of $28.0 million and non-GAAP EPS of ($0.07) per share

•	Full year 2013: Non-GAAP revenue of $110.8 million and non-GAAP EPS of ($0.47) per share

•	84 new EnCase® Enterprise customers in Q4 and 278 for full year 2013

PASADENA, Calif. – February 11, 2014 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the fourth quarter and year ended December 31, 2013.

Fourth quarter 2013 financial highlights, calculated in accordance with generally accepted accounting principles (GAAP) include:

•	Revenue of $28.0 million, compared to $36.2 million in the fourth quarter of 2012

•	SaaS revenues of $2.1 million, compared to $2.5 million in the fourth quarter of 2012

•	Product revenue of $9.3 million, compared to $16.2 million in the fourth quarter of 2012

•	Services and maintenance revenue of $16.6 million, compared to $17.6 million in the fourth quarter of 2012

•	Net loss of $3.4 million, or ($0.13) per share, compared to net income of $1.9 million, or $0.07 per share, in the fourth quarter of 2012

On a non-GAAP basis, which excludes share-based compensation, amortization of intangibles, a reduction in the fair value of contingent consideration payable and a reduction in certain state sales tax charges, the Company reported a pre-tax net loss of $1.9 million, or ($0.07) per share, in the fourth quarter of 2013, compared to a non-GAAP pre-tax net income of $4.5 million, or $0.16 per diluted share, in the fourth quarter of 2012.

Guidance Software President and Chief Executive Officer Victor Limongelli said, “With 2013 behind us, Guidance Software is looking forward to driving revenue growth and improving profitability in 2014. We have addressed the issues we faced in 2013, and in addition to recent adjustments to our cost structure, we expect our new pricing transparency, expanded international reach and the continued expansion of the capabilities of our existing products to result in a solid 2014.”

Fourth Quarter 2013 Highlights and Noteworthy Events

•	In the fourth quarter, the Company added 84 new EnCase® Enterprise customers. The Company also added 38 new customers of EnCase® eDiscovery, EnCase® Cybersecurity or the recently released EnCase® Analytics, all of which are built on the EnCase Enterprise platform. For the full year 2013, the Company added 278 EnCase Enterprise customers.

•	In November, the Company announced the first integration of EnCase eDiscovery with Box, an enterprise cloud management platform. The new integration will enable enterprise customers to securely search, collect, and preserve electronically stored information located on Box with EnCase® eDiscovery just as easily as with on-premise data.

•	In December, the Company announced the opening of its fifth U.S. Guidance Software Training Center in Orlando, Florida. The center, which opened in January 2014, was designed to meet the increasing demand for the Company’s award-winning training programs. This newest training facility offers a complete complement of courses across all levels, from introductory to expert and a curriculum that focuses on the use of EnCase® security, e-discovery, and forensics products.

2014 Financial Outlook:

The Company’s guidance for the year ending December 31, 2014, is as follows:

•	Revenue is expected to be in the range of $116 million to $119 million.

•	Non-GAAP pre-tax earnings are expected to be approximately $0.00—$0.03 per share.

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. Pacific time, 5:00 p.m. Eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least five minutes prior to the conference call.

A webcast and replay of the call may also be found online through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (855) 859-2056, passcode 36135732, available from 8:00 pm Eastern time, February 11, 2014, through midnight Eastern time, February 18, 2014.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® Enterprise platform, deployed on over 20 million endpoints, is used by numerous government agencies, more than 65 percent of the Fortune 100, and more than 40 percent of the Fortune 500, to conduct digital investigations of servers, laptops, desktops and mobile devices. Built on the EnCase Enterprise platform are market-leading electronic discovery and cyber security solutions, EnCase® eDiscovery, EnCase® Cybersecurity, and EnCase® Analytics. They empower organizations to respond to litigation discovery requests, perform sensitive data discovery for compliance purposes, conduct speedy and thorough security incident response, and reveal previously hidden advanced persistent threats or malicious insider activity. For more information about Guidance Software, visit www.encase.com.

EnCase®, EnScript®, FastBloc®, EnCE®, EnCEP®, Guidance Software™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission. All other trademarks and copyrights referenced in this press release are the property of their respective owners.

Notes to Unaudited Condensed Consolidated Statements of Operations:

Guidance Software reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, we present from time to time total non-GAAP revenue, gross profit, operating expenses, operating income (loss) and net income (loss), as well as non-GAAP net income (loss) per share. Total non-GAAP revenue consists of GAAP revenue as reported and adds back acquisition-related deferred revenue adjustments booked for GAAP purposes. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back the acquisition-related deferred revenue adjustment and stock-based compensation expense booked for GAAP purposes. Non-GAAP operating income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustments booked for GAAP purposes and excludes amortization of intangibles, share-based compensation expense, adjustments to fair value of contingent consideration payable and the reduction in certain state sales tax charges. Non-GAAP net income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes amortization of intangibles, share-based compensation expense, adjustments to fair value of contingent consideration payable and the reduction in certain state sales tax charges.

Non-GAAP net income (loss) also excludes the tax provision.

We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) and net income (loss) per share calculated in accordance with GAAP.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Acquisition-related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Guidance Software adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Guidance Software operations and facilitates comparisons of pre-merger results of legacy Guidance Software and CaseCentral to that of the Company’s post-merger results.

Acquisition-related Expenses. Acquisition-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions. Guidance Software excludes acquisition-related expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods.

Amortization of Intangibles. Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions. Guidance Software excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Adjustment to Fair Value of Contingent Consideration Payable. Adjustment to fair value of contingent consideration payable reflects any adjustment to the fair value of the contingent consideration from the final purchase price allocation established as of February 21, 2012, which was the date the Company acquired CaseCentral. Guidance Software excludes adjustments to the fair value of contingent consideration from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such adjustments in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such adjustments can vary significantly between periods as a result of an increase or decrease in the probability of the achievement of various earn-out scenarious used to determine the fair value of the contingent consideration.

Stock-based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Guidance Software excludes stock-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

State Sales Tax Charges. The reduction in certain state sales tax charges is a reduction of a previous one-time charge for expenses accrued for sales taxes that may be due to a taxing authority. Guidance Software excludes the sales tax charge and adjustments to it from non-GAAP operating income and non-GAAP net income because it believes the amount of the expense in the specific period it occurred is a one-time charge and does not directly correlate to the underlying performance of Guidance Software’s business operations.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that the Guidance Software’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues:
Product revenue	$9,250	$16,171	$34,203	$56,116
Subscription revenue	2,143	2,486	10,345	9,202
Services and maintenance revenue	16,567	17,585	65,976	64,152

Total revenues	27,960	36,242	110,524	129,470

Cost of revenues:
Cost of product revenue	1,785	2,188	7,450	7,982
Cost of subscription revenue	1,025	872	4,314	3,722
Cost of services and maintenance revenues	5,795	6,646	25,756	24,733

Total cost of revenues	8,605	9,706	37,520	36,437

Gross profit	19,355	26,536	73,004	93,033

Operating expenses:
Selling and marketing	11,127	11,937	41,486	42,278
Research and development	6,306	6,652	27,744	24,459
General and administrative	3,248	4,560	17,403	21,224
Depreciation and amortization	2,005	1,524	7,678	6,859

Total operating expenses	22,686	24,673	94,311	94,820

Operating (loss) income	(3,331)	1,863	(21,307)	(1,787)
Interest income and other, net	6	2	24	(8)

(Loss) income before income taxes	(3,325)	1,865	(21,283)	(1,795)
Income tax provision	34	(43)	217	188

Net (loss) income	$(3,359)	$1,908	$(21,500)	$(1,983)

Net (loss) income per share—basic	$(0.13)	$0.07	$(0.83)	$(0.08)

Net (loss) income per share—diluted	$(0.13)	$0.07	$(0.83)	$(0.08)

Shares used in per share calculation—basic	26,017	25,168	25,757	24,577

Shares used in per share calculation—diluted	26,017	25,842	25,757	24,577

Supplemental Financial Data
Non-GAAP (loss) income before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation and amortization of intangibles	$(1,925)	$4,478	$(12,077)	$10,525
Non-GAAP (loss) income per share before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation and amortization of intangibles
Basic	$(0.07)	$0.16	$(0.47)	$0.39
Diluted	$(0.07)	$0.16	$(0.47)	$0.38

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Calculation of pre-tax non-GAAP (loss) income:
GAAP net (loss) income	$(3,359)	$1,908	$(21,500)	$(1,983)
Add:
Income tax provision	34	(43)	217	188
Acquisition-related expense	—	141	—	2,561
Acquisition-related deferred revenue adjustment	—	417	253	1,465
Amortization of intangibles	559	429	2,458	2,443
Reduction of contingent consideration payable	(600)		(600)
Reduction of certain state sales tax charges	(531)		(531)
Share-based compensation expense (including related payroll taxes paid by the Company)	1,972	1,626	7,626	5,851

Non-GAAP (loss) income before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation and amortization of intangibles	$(1,925)	$4,478	$(12,077)	$10,525

Non-GAAP (loss) income per share before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation and amortization of intangibles
Basic	$(0.07)	$0.16	$(0.47)	$0.39

Diluted	$(0.07)	$0.16	$(0.47)	$0.38

Shares used in per share calculations:
Basic	26,017	25,168	25,757	24,577

Diluted	26,017	25,842	25,757	25,237

Detail of Share-based Compensation Expense:
Cost of product revenue	$37	$29	$137	$101
Cost of subscription revenue	48	34	189	142
Cost of service and maintenance revenue	245	306	1,284	1,041
Selling and marketing	582	422	2,100	1,639
Research and development	565	438	2,044	1,428
General and administrative	495	397	1,872	1,500

Total share-based compensation expense	$1,972	$1,626	$7,626	$5,851

Detail of Acquisition-related Expense:
General and administrative	$—	$141	$—	$2,561

Detail of Acquisition-related Deferred Revenue Adjustment:
Subscription revenue	$—	$315	$193	$1,118
Services and maintenance revenue	—	102	60	347

Total acquisition-related deferred revenue adjustment	$—	$417	$253	$1,465

Detail of Reduction of Contingent Consideration Payable
General and administrative	$(600)	$—	$(600)	$—

Guidance Software, Inc

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Total revenues, as reported	$27,960	$36,242	$110,524	$129,470
Acquisition-related deferred revenue adjustment	—	417	253	1,465

Total non-GAAP revenues	$27,960	$36,659	$110,777	$130,935

Gross profit, as reported	$19,355	$26,536	$73,004	$93,033
Acquisition-related deferred revenue adjustment	—	417	253	1,465
Share-based compensation	330	369	1,610	1,284

Gross profit adjustment	330	786	1,863	2,749

Total non-GAAP gross profit	$19,685	$27,322	$74,867	$95,782

Total operating expenses, as reported	$22,686	$24,673	$94,311	$94,820
Amortization of intangibles	(559)	(429)	(2,458)	(2,443)
Acquisition-related expenses	—	(141)	—	(2,561)
Reduction of contingent consideration payable	600	—	600	—
Reduction of certain state sales tax charges	531	—	531
Share-based compensation	(1,642)	(1,257)	(6,016)	(4,567)

Operating expense adjustment	(1,070)	(1,827)	(7,343)	(9,571)

Total non-GAAP operating expenses	$21,616	$22,846	$86,968	$85,249

Operating (loss) income, as reported	$(3,331)	$1,863	$(21,307)	$(1,787)
Gross profit adjustment	330	786	1,863	2,749
Operating expense adjustment	1,070	1,827	7,343	9,571

Total non-GAAP operating (loss) income	$(1,931)	$4,476	$(12,101)	$10,533

Net (loss) income, as reported	$(3,359)	$1,908	$(21,500)	$(1,983)
Gross profit adjustment	330	786	1,863	2,749
Operating expense adjustment	1,070	1,827	7,343	9,571
Income tax provision	34	(43)	217	188

Total non-GAAP net (loss) income	$(1,925)	$4,478	$(12,077)	$10,525

Net (loss) income per share-diluted, as reported	$(0.13)	$0.07	$(0.83)	$(0.08)

Non-GAAP net (loss) income per share-diluted	$(0.07)	$0.16	$(0.47)	$0.38

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$19,919	$32,606
Trade receivables, net	19,027	23,558
Inventory	1,928	2,008
Prepaid expenses and other current assets	4,148	3,106

Total current assets	45,022	61,278

Long-term assets:
Property and equipment, net	18,464	10,227
Intangible assets, net	9,953	12,411
Goodwill	14,632	14,632
Other assets	1,160	2,026

Total long-term assets	44,209	39,296

Total assets	$89,231	$100,574

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,517	$3,058
Accrued liabilities	10,148	12,929
Capital lease obligations	182	393
Deferred revenues	37,316	37,337

Total current liabilities	53,163	53,717

Long-term liabilities:
Rent incentives	7,058	730
Deferred revenues	4,347	6,115
Contingent earn-out	—	569
Deferred tax liabilities	465	242
Other long-term liabilities	158	181

Total long-term liabilities	12,028	7,837

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	102,392	93,037
Treasury stock	(11,479)	(8,644)
Accumulated deficit	(66,898)	(45,398)

Total stockholders’ equity	24,040	39,020

Total liabilities and stockholders’ equity	$89,231	$100,574

Guidance Software, Inc

Unaudited Cash Flow Summary

(in thousands)

	Twelve Months Ended December 31,
	2013	2012
Operating Activities:
Net loss	$(21,500)	$(1,983)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation & amortization	7,678	6,859
Provision (benefit) for doubtful accounts	600	(47)
Share-based compensation	7,626	5,851
Contingent consideration payable	(600)
Deferred taxes	78	86
Loss on disposal of assets	184	85
Changes in operating assets and liabilities:
Trade receivables	3,931	(933)
Inventory	80	(614)
Prepaid expenses and other assets	1,798	131
Accounts payable	2,104	(285)
Accrued liabilities	2,663	(326)
Deferred revenues	(1,789)	570

Net cash provided by operating activities	2,853	9,394

Investing Activities:
Purchase of property and equipment	(13,231)	(4,022)
Acquisition, net of cash acquired	—	(9,642)

Net cash used in investing activities	(13,231)	(13,664)

Financing Activities:
Proceeds from the exercise of stock options	1,729	3,393
Common stock repurchased or withheld	(2,835)	(2,050)
Principal payments on capital leases and other obligations	(1,203)	(1,515)

Net cash used in financing activities	(2,309)	(172)

Net decrease in cash and cash equivalents	(12,687)	(4,442)
Cash and cash equivalents, beginning of period	32,606	37,048

Cash and cash equivalents, end of period	$19,919	$32,606